EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares of Abivax SA and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 30th day of October, 2023.

SOFINNOVA CROSSOVER I SLP		SOFINNOVA PARTNERS SAS

By:	Sofinnova Partners SAS	By:	/s/ Antoine Papiernik
		Name:	Antoine Papiernik
		Title:	Managing Partner
By:	/s/ Antoine Papiernik
Name:	Antoine Papiernik
Title:	Managing Partner

By:	/s/ Antoine Papiernik	By:	/s/ Cédric Moreau
Name:	Antoine Papiernik	Name:	Cédric Moreau

By:	/s/ Kinam Hong	By:	/s/ Joseph Anderson
Name:	Kinam Hong	Name:	Joseph Anderson

By:	/s/ Jacques Theurillat
Name:	Jacques Theurillat